QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Huntsman International LLC1
(Exact name of obligor as specified in its charter)

Delaware	87-0630358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Huntsman Way Salt Lake City, UT	84108
(Address of principal executive offices)	(Zip code)

7 3/8% Senior Subordinated Notes Due 2015
7 1/2% Senior Subordinated Notes Due 2015
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc file number 333-125274.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 23rd day of May 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ LYNN STEINER Lynn Steiner Vice President

EXHIBIT 6

May 23, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ LYNN STEINER Lynn Steiner Vice President

Exact Name of Additional Registrants*	Jurisdiction of Incorporation/Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Airstar Corporation	Utah	2800	87-0457111
Eurofuels LLC	Delaware	2800	91-2064641
Eurostar Industries LLC	Delaware	2800	87-0658223
Huntsman Australia Inc.	Utah	2800	87-0510821
Huntsman Chemical Company LLC	Utah	2800	68-0518488
Huntsman Chemical Finance Corporation	Utah	2800	87-0552847
Huntsman Chemical Purchasing Corporation	Utah	2800	87-0568517
Huntsman EA Holdings LLC	Delaware	2800	87-0667306
Huntsman Enterprises, Inc.	Utah	2800	87-0562447
Huntsman Ethyleneamines Ltd.	Texas	2800	87-0668124
Huntsman Expandable Polymers Company, LC	Utah	2800	87-0623756
Huntsman Family Corporation	Utah	2800	87-0517283
Huntsman Fuels, L.P.	Texas	2800	91-2085706
Huntsman Group Holdings Finance Corporation	Utah	2800	87-0552846
Huntsman Group Intellectual Property Holdings Corporation	Utah	2800	87-0540073
Huntsman Headquarters Corporation	Utah	2800	87-0526140
Huntsman International Chemicals Corporation	Utah	2800	87-0440648
Huntsman International Financial LLC	Delaware	2800	87-0632917
Huntsman International Fuels, L.P.	Texas	2800	91-2073796
Huntsman International Services Corporation	Texas	2800	75-1423616
Huntsman International Trading Corporation	Delaware	2800	87-0522263
Huntsman MA Investment Corporation	Utah	2800	87-0564509
Huntsman MA Services Corporation	Utah	2800	87-0661851
Huntsman Petrochemical Canada Holdings Corporation	Utah	2800	84-1375735
Huntsman Petrochemical Corporation	Delaware	2800	58-1594518
Huntsman Petrochemical Finance Corporation	Utah	2800	87-0552845
Huntsman Petrochemical Purchasing Corporation	Utah	2800	87-5068520
Huntsman Polymers Corporation	Delaware	2800	75-2104131
Huntsman Polymers Holdings Corporation	Utah	2800	87-0577209
Huntsman Procurement Corporation	Utah	2800	87-0644129
Huntsman Propylene Oxide Holdings LLC	Delaware	2800	91-2064642
Huntsman Propylene Oxide Ltd.	Texas	2800	91-2073797
Huntsman Purchasing, Ltd.	Utah	2800	84-1370346
Huntsman Texas Holdings LLC	Delaware	2800	87-0658222
JK Holdings Corporation	Delaware	2800	87-0518183
Petrostar Fuels LLC	Delaware	2800	87-0668830
Petrostar Industries LLC	Delaware	2800	87-0668831
Polymer Materials Inc.	Utah	2800	87-0432897
Tioxide Americas Inc.	Cayman Islands	2800	98-0015568
Tioxide Group	U.K.	2800	00-0000000

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,188
Interest-bearing balances		2,112
Securities:
Held-to-maturity securities		0
Available-for-sale securities		46,749
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		2,381
Securities purchased under agreements to resell		940
Loans and lease financing receivables:
Loans and leases held for sale		42,881
Loans and leases, net of unearned income	247,315
LESS: Allowance for loan and lease losses	2,106
Loans and leases, net of unearned income and allowance		245,209
Trading Assets		7,021
Premises and fixed assets (including capitalized leases)		3,896
Other real estate owned		423
Investments in unconsolidated subsidiaries and associated companies		344
Intangible assets
Goodwill		8,780
Other intangible assets		14,473
Other assets		27,405

Total assets		$415,802

LIABILITIES
Deposits:
In domestic offices		$284,964
Noninterest-bearing	80,972
Interest-bearing	203,992
In foreign offices, Edge and Agreement subsidiaries, and IBFs		30,665
Noninterest-bearing	4
Interest-bearing	30,661
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,385
Securities sold under agreements to repurchase		5,131
Trading liabilities		5,941
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		5,258
Subordinated notes and debentures		8,114
Other liabilities		29,729

Total liabilities		$379,187
Minority interest in consolidated subsidiaries		50
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		520
Surplus (exclude all surplus related to preferred stock)		24,693
Retained earnings		11,094
Accumulated other comprehensive income		258
Other equity capital components		0

Total equity capital		36,565

Total liabilities, minority interest, and equity capital		$415,802

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

        Karen B. Martin
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie Tolstedt
John Stumpf	Directors
Avid Modjtabai

QuickLinks

  Exhibit 25.1